Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this registration statement on Form S-8, relating to the Access National Corporation Profit Sharing Plan (As Restated February 4, 2004), of our report dated February 5, 2004, included in the Access National Corporation Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, and to all references to our Firm included in this registration statement.

/s/ YOUNT, HYDE & BARBOUR, P.C.

September 2, 2004
Winchester, Virginia